EXHIBIT 99.6
                            ASSET PURCHASE AGREEMENT
                                 BY AND BETWEEN
                                 GLOBALMEDIA.COM
                                       AND
                             MAGNITUDE NETWORK, INC.




                                   DATED AS OF
                                 AUGUST 3, 2000

                                    EXHIBITS
                                    --------

Exhibit A                  License Agreement
Exhibit B                  Assignment and Assumption of Lease
Exhibit C                  Common Stock Purchase Warrant
Exhibit D                  Bill of Sale
Exhibit E                  Assignment and Assumption Agreement
Exhibit F                  Trademark Assignment Agreement
Exhibit G                  Domain Name Registrant
                           Name Change Agreement
Exhibit H                  Escrow Agreement
Exhibit I                  Non-Solicitation Agreement

                                    SCHEDULES
                                    ---------
Schedule 1.1(a)(i)         Company Intellectual Property
Schedule 1.1(a)(ii)        Assigned Contracts
Schedule 1.1(a)(v)         Equipment
Schedule 1.9(a)            Buyer's Counsel Opinion
Schedule 1.9(b)            Company's Counsel Opinion
Schedule 2                 Disclosure Schedule
Schedule 9.1               Registration Carveouts

                            ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "AGREEMENT") is entered into as of August 3, 2000 by and between GlobalMedia.com, a Nevada corporation ("BUYER"), and Magnitude Network, Inc., a Delaware corporation ("COMPANY"). Buyer and Company are referred to collectively herein as the "PARTIES."


                                    Recitals
                                    --------

     The Parties believe it is in their best interests that Buyer purchase certain of the assets and assume certain of the liabilities of Company and enter into a licensing agreement with respect to certain of the technology of Company.

     The Parties desire to make certain representations and warranties in connection therewith.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1. Sale of Assets and Liabilities

          1.1 Purchase and Sale of Assets.

     (a) Upon and subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 1.7), Buyer shall purchase from Company, and Company shall sell, transfer, convey, assign and deliver to Buyer, all of its right, title and interest, to the extent assignable, in and to the following assets used by the Online Media and Streaming Solutions business (the "BUSINESS") of Company (collectively, the "ACQUIRED ASSETS"), free and clear of all liens, charges and encumbrances:

          (i) all computer software programs, in source and object code format developed and/or used by Company in connection with the Business (the "SOFTWARE"), all end user, developer and system documentation, manuals, flow charts, program listings, compilers, libraries, developer tools, programmers' notes, error logs, diagnostic reports, benchmark results and similar materials describing or relating to the development, operation, maintenance and support of the Software (collectively, the "DOCUMENTATION"), all registered and unregistered trademarks, service marks, trade names and design marks used by the Company in association with the Business (the "TRADEMARKS"), all third-party Internet domain names which are registered in the name of Company and/or which are registered by other persons for the benefit of Company (the "DOMAIN NAMES"), all Internet web sites developed, maintained and/or used by Company in connection with the Business, including the rights of the Company in the literary, artistic, musical and dramatic works used in the development of such web sites and/or accessible to viewers of such web sites, all databases of information compiled from the operation of such web sites and all Software used to develop, operate, support, maintain and modify such web sites (the "WEB SITES"), all inventions, methods and processes, whether patentable or not, and all discoveries, ideas, concepts, know-how, trade secrets and other confidential information of Company in connection with the Software, the Web Sites and the Business ("KNOW-HOW") and all other intangible intellectual property assets of Company used in connection with the Business not otherwise specified above (the "OTHER INTANGIBLE ASSETS"). A list of all Software, Trademarks, Domain Names and Web Sites is set forth on SCHEDULE 1.1(a)(i) (collectively the Software, Documentation, Trademarks, Domain Names, Web Sites, Know-how and Other Intangible Assets are herein referred to as "COMPANY INTELLECTUAL PROPERTY");

          (ii) all world-wide patent, copyright, trademark, trade secret, mask work and other industrial and intellectual property rights, whether arising under statute or common-law and including all applications for registration and registrations of such rights in connection with the Company Intellectual Property (the "INTELLECTUAL PROPERTY RIGHTS");

          (iii)all  rights  of  Company,  to the  extent  assignable,  under the
     contracts,   agreements  or  instruments  listed  on  SCHEDULE  1.1(a)(iii)
     attached hereto (collectively, the "ASSIGNED CONTRACTS");

          (iv) all permits, licences, orders, ratings and approvals of all federal, state or local governmental or regulatory authorities that are held by the Company and relate to the Business, to the extent the same are transferable; and

          (v) equipment set forth on SCHEDULE 1.1 (a)(v) attached hereto (the "EQUIPMENT").


          (b) The Acquired Assets shall not include any assets not specifically set forth in Section 1.1 (the "EXCLUDED ASSETS").

     1.2 Assumption of Liabilities.
     -----------------------------

          (a) From and after the Closing, Buyer shall assume and become responsible for all obligations and commitments of Company under the Assigned Contracts (collectively, the "Assumed Liabilities").

          (b) Buyer shall not assume or become responsible for, and Company shall remain liable for, any and all liabilities or obligations of Company which are not Assumed Liabilities including, without limitation, the following:

               (i) all liabilities of Company relating to indebtedness for borrowed money;

               (ii) all liabilities of Company for federal, state, local or foreign taxes, including taxes incurred in respect of or measured by the income of Company earned on or realized prior to the Closing Date, including any gain and income from the sale of the Acquired Assets and other transactions contemplated herein;

               (iii) all liabilities for all environmental, ecological, health or safety claims to the extent arising out of the operation of Company or Acquired Assets by Company on or before the Closing Date; and

               (iv) any liability of Company based on its illegal conduct. (collectively, the "Retained Liabilities").

     1.3 Licensed Intellectual Property.
     ----------------------------------

     Upon and subject to the terms of a License Agreement, the form attached hereto as Exhibit A (the "License Agreement"), Company shall license certain intellectual property from Buyer.

     1.4 Assignment of Lease. Upon and subject to the terms of a form of an assignment and assumption of lease attached hereto as Exhibit B (the "Assignment of Lease"), Company shall assign to Buyer a sublease of certain premises in Chicago, Illinois until December 31, 2000.

     1.5 Purchase Price. The purchase price to be paid by Buyer for all of the Acquired Assets shall consist of the following:

          (a) such number of shares (the "Shares") of Buyer's common stock, $0.01 par value per share ("Buyer Common Stock"), equal to the result obtained by dividing US$6,000,000 by the average of the last reported sales price per share of Buyer Common Stock on the Nasdaq National Market over the five (5) consecutive trading days ending on the trading day that is four (4) trading days prior to but not including the Closing Date, which is equal to $2.88 (the "Global Media Average Closing Price"), twenty percent (20%) of which Shares (the "Escrow Shares") to be deposited in escrow pursuant to Section 1.10 and shall be held and disposed of in accordance with the terms of the Escrow Agreement in the form of Exhibit H; and (b) a common stock purchase warrant (the "Warrant") for the purchase of 2,000,000 shares (the "Warrant Shares") of Buyer Common Stock, exercisable at a price per share equal to the result obtained by multiplying the Global Media Average Closing Price by 125%, which amount is equal to $3.60, all as more fully set forth in the form of Warrant attached hereto as Exhibit C.

          1.6 Cash Payment by Company. Company shall deliver to Buyer US$238,715 in cash or by check or by wire transfer of immediately available funds to an account designated by Buyer (the "Company Payment").

          1.7 Intentionally Omitted.

          1.8 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 6:00 p.m., local time on August 3, 2000 (the "Closing Date"). At the Closing:

               (a) Bill of Sale. Company shall execute and deliver to Buyer a Bill of Sale in the form attached hereto as Exhibit D;

               (b) Assignment and Assumption. Company and Buyer shall execute and deliver to Company an Assignment and Assumption Agreement in the form attached hereto as Exhibit E;

               (c) Third-Party Consents. Company shall deliver to Buyer copies of all consents, approvals, waivers, notices, permits or other authorizations obtained in connection with the purchase and sale of the Acquired Assets;

               (d) Purchase Price. Buyer shall deliver to Company certificates for the Shares issued in Company's name and the executed Warrant;

               (e) Company Payment. Company shall deliver to Buyer the Company Payment;

               (f) Company's  Authorizing  Resolutions and Closing Certificates.
          Company shall deliver to Buyer certified copies of the resolutions of its directors and stockholders approving this Agreement and authorizing the transactions contemplated herein and such other closing certificates as are customary in a transaction of the nature contemplated hereby;

               (g) Buyer's Authorizing Resolutions and Closing Certificates. Buyer shall deliver to Company a certified copy of the resolutions of its directors authorizing the transactions contemplated herein and such other closing certificates as are customary in a transaction of the nature contemplated hereby;

               (h) License Agreement. Buyer and Company shall enter into a License Agreement for the license of certain intellectual property from Buyer, substantially in the form attached hereto as Exhibit A;

               (i) Assignment of Lease. Buyer and Company shall enter into an Assignment of Lease, substantially in the form attached hereto as Exhibit B;

               (j) Trademark Assignment Agreement. Buyer and Company shall enter into a Trademark Assignment Agreement to effect the assignment of the trade name and trademarks listed in Schedule 1.1(a)(i), substantially in the form attached hereto as Exhibit F;

               (k) Domain Name Registrant Name Change Agreements. Buyer and Company shall enter into Domain Name Registrant Name Change Agreements to effect the transfer of the domain names listed in Schedule 1.1(a)(i), substantially in the form attached hereto as Exhibit G. In the event such agreement is not entered into on the Closing Date, Buyer and Company covenant and agree that they shall enter into such agreement as soon as practicable following the Closing Date. Buyer shall pay all fees and expenses payable in connection with the transfer of such domain names;

               (l) Other Assignments of Intellectual Property. Company shall execute and deliver to Buyer such other agreements, documents and instruments necessary to transfer all Company Intellectual Property to Buyer;

               (m) Escrow Agreement. Buyer and Company shall enter into an Escrow Agreement substantially in the form attached hereto as Exhibit H, setting forth the terms and conditions of an escrow with State Street Bank and Trust Company as the escrow agent (the "Escrow Agent");

               (n) Non-Solicitation Agreement. Buyer and iCast Corporation shall enter into a Non-Solicitation Agreement substantially in the form attached hereto as Exhibit I; and

               (o)  Transfer  of  Assets.  Company  shall,  at such place as the
          Parties agree upon, deliver to Buyer tangible Acquired Assets (including, without limitation, source code, programmers' notes, test scripts and all other documentation and information necessary and useful in understanding and using the Acquired Assets).

          1.9 Legal Opinions. Company shall have received an opinion from counsel to Buyer, addressed to Company, dated the Closing Date, and satisfactory in form and substance to Company, to the effect set forth on
     Schedule 1.9(a). Buyer shall have received an opinion from counsel to Company, addressed to Buyer, dated the Closing Date, and satisfactory in form and substance to Buyer, to the effect set forth on Schedule 1.9(b).

          1.10 Escrow. On the Closing Date, Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5(a), for the purpose of securing the indemnification obligations of Company set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

          1.11 Further Assurances. At any time and from time to time after the Closing, at the request of Buyer and without further consideration, Company shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as Buyer may reasonably request, more effectively to transfer, convey and assign to Buyer, and to confirm Buyer's title to, all of the Acquired Assets, to put Buyer in actual possession and operating control of the Acquired Assets, and to carry out the purpose and intent of this Agreement.

     2. Representations and Warranties of Company. Company represents and warrants to Buyer that the statements contained in this Section 2 are true and correct except as set forth in the disclosure schedule attached hereto as
Schedule 2 (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 2, and the disclosures in any paragraph of the Disclosure Schedule shall qualify other paragraphs in this Section 2 to the extent that such disclosure is applicable to such other paragraphs.

          2.1 Organization, Qualification and Corporate Power. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own and use its properties and to carry on its business as now being conducted. Company is qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification.

          2.2 Authorization of Transaction. Company has all requisite corporate company power and authority to execute and deliver this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the License Agreement, the Assignment of Lease, the Common Stock Purchase Warrant, the Trademark Assignment Agreement, the Domain Name Registrant Name Change Agreements, the Escrow Agreement, the Non-Solicitation Agreement and all other agreements and instruments entered into in connection with this agreement (collectively, the "Ancillary Agreements") and to perform its obligations hereunder and thereunder. The execution and delivery by Company of this Agreement and the Ancillary Agreements and the consummation by Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of the directors and stockholder of Company. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Company and, assuming this Agreement and the Ancillary Agreements constitute valid and binding obligations of Buyer, this Agreement and the Ancillary Agreements constitute valid and binding obligations of Company, enforceable against Company in accordance with their respective terms.

          2.3 Noncontravention. The execution and delivery by Company of this Agreement and the Ancillary Agreements and the consummation by Company of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Company; (b) violate the provisions of the Certificate of Incorporation and the By-laws of Company, as amended; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Company; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or require any consent under, or cause any acceleration of rights or obligations under, or cause the creation of any lien, charge or encumbrance upon Company's assets pursuant to, any material indenture, mortgage or deed of trust or other agreement or instrument to which Company is a party or by which Company or any of its assets is bound.

          2.4 Contracts. Company has previously delivered or made available to Buyer a true, complete and correct copy of each Assigned Contract. With respect to each Assigned Contract:

               (a) such Assigned Contract is legal, valid, binding, enforceable and in full force and effect;

               (b) subject to obtaining the consents described in Section 2.4(b) of the Disclosure Schedule (each of which has been obtained), such Assigned Contract may be assigned to Buyer and will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and

               (c) neither Company nor, to the knowledge of Company, any other party to any of the Assigned Contracts is in material breach of, or material default under, any such Contract, and no event has occurred or, to the knowledge of Company, is threatened which, with notice or lapse of time, would constitute a material breach or material default or permit termination, modification or acceleration thereunder.

          2.5 Litigation. Except as set forth on Section 2.5 of the Disclosure Schedule, Company: (a) is not a party or subject to any unsatisfied judgment, order, decree, stipulation or injunction; (b) is not a party or subject to any material litigation, suit, action, investigation, proceeding or arbitration; (c) to the knowledge of Company, is not threatened with, any material litigation, suit, action, investigation, proceeding; or (d) has not received and is not the subject of any notice of violation, formal administrative proceeding, investigation, inquiry or information request by any governmental entity.

          2.6 Employees and Consultants. All employees of Company to be terminated at or prior to the Closing are listed in Section 2.6 of the Disclosure Schedule, together with their respective job titles and salaries, including bonuses. Section 2.6 of the Disclosure Schedule sets forth which of those employees are bound by Company's standard confidentiality agreement, a copy of which is attached as part of Section
     2.6 of the Disclosure Schedule.

          2.7 Brokers' Fees. No financial advisor, broker, agent or finder was utilized by Company in connection with the transactions contemplated by this Agreement and no fees and expenses are due or owing by Company to any financial advisor, broker, agent or finder in connection with the transactions contemplated by this Agreement.

          2.8 Intellectual Property.

               (a) Company has good and marketable title to the Company Intellectual Property that it owns, free and clear of all liens charges and encumbrances.

               (b)  Section  2.8(b)  of the  Disclosure  Schedule  sets  forth a complete list of all licenses, sublicenses and other agreements (excluding those relating to shrink wrap or "off-the-shelf" software) as to which Company is a party and pursuant to which Company or any other person is authorized to use any Company Intellectual Property or trade secret of Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. Each license, sublicense and other agreement (excluding those relating to shrink wrap or "off-the-shelf" software) will be transferred or assigned to the extent transferable or assignable to Buyer effective upon the Closing. The execution and delivery of this Agreement by Company, and the consummation of the transactions contemplated hereby, including, without limitation, the transfer or assignment of the Company Intellectual Property, will neither cause Company to be in violation or default under any such license, sublicense or agreement or cause a termination or modification of such license, sublicense or agreement. To Company's knowledge, except as set forth in Schedule 1.1(a)(i) or on Section 2.8(b) of the Disclosure Schedule, Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), or otherwise has the right to use, the Company Intellectual Property, and has rights (and is not contractually obligated to pay any compensation to any third party in respect thereof except for those materials Company has licensed from a third party ("Third Party Materials"), which Third Party Materials are expressly referred to in Schedules 1.1(a)(i) or on
          Section 2.8(b) of the Disclosure Schedule) to the use thereof or the material covered thereby in connection with the Business. To Company's knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated herein shall not permit any third party with rights in the Third Party Materials to terminate the ability of Company or Buyer to continue using such Third Party Materials on the terms previously agreed to by Company and expressly disclosed to Buyer in writing prior to the date of this Agreement.


               (c) With respect to the Company Intellectual Property owned by Company, no claims with respect to such Company Intellectual Property are pending or are, to Company's knowledge, threatened by any person,
          (i) to the effect that manufacture, sale, licensing or use of any of the products of Company infringes on any copyright, patent, trademark, service mark, trade secret or other proprietary right, (ii) against the use by Company of any trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business as currently conducted or as proposed to be conducted by Company, or (iii) challenging the ownership by Company, or the validity or effectiveness of any of the Company Intellectual Property owned by Company. All registered trademarks, service marks and copyrights held by Company are current and subsisting. To Company's knowledge, Company's conduct of its business has not infringed, and the business as currently conducted or as proposed to be conducted does not infringe, any copyright, patent, trademark, service mark, trade secret or other proprietary right of any third party. To Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of Company. No Company Intellectual Property Right owned by Company or product of Company is subject to any outstanding decree, order, judgment or stipulation restricting in any manner the licensing thereof by Company. All software owned by Company that is included in the Company Intellectual Property has been either created by employees of Company on a work-for-hire basis or by consultants or contractors who have created such software themselves and have assigned all rights they may have had in such software to Company.

               (d) Company has not disclosed the source code for any of the software owned by Company (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, and Company has taken reasonable measure to prevent disclosure of such source code. The Software is free from significant defects or programming errors and conform in all material respect to the written documentation and specifications therefor.


          2.9 Taxes. There are no tax liens against the Acquired Assets and to the knowledge of Company there is no basis for any such lien.


          2.10 Equipment. Company owns and possesses and has good marketable title to the Equipment free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims. 2.11 Condition of Equipment. Except as otherwise disclosed, the Equipment is in good working order and in a functional state of repair and to the best of the knowledge of Company, there are no latent defects thereto.

          2.12 Conformity with Laws. All material licenses and permits required for the conduct of the operations of the Business and the uses to which the Equipment have been put, have been obtained and are in good standing and such conduct and uses are not in breach of any statute, by-law, regulation, covenant, restriction, plan or permit, including any regulations relating the broadcast of radio signals.


          2.13 Customer Lists. Customer lists delivered to Buyer hereunder are complete and accurate lists of all of the customers of the Business as of the Closing Date. Company has no reason to believe that the benefits of any relationship with any customers of the Business will not continue after the Closing Date in substantially the same manner as prior to the date of this Agreement.


     3. Representations and Warranties of Buyer. Buyer represents and warrants to Company as follows:

          3.1 Organization and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own and use its properties and to carry on its business as now being conducted.

          3.2 Authorization of Transaction. Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by Buyer of this Agreement and the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by Buyer and, assuming this Agreement and the Ancillary Agreements constitute valid and binding obligations of Company, constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

          3.3 Noncontravention. The execution and delivery by Buyer of this Agreement and the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Buyer; (b) violate the provisions of the charter or By-laws of Buyer; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to Buyer; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or require any consent under, or cause any acceleration of rights or obligations under, any indenture, mortgage or deed of trust or other agreement or instrument to which Buyer is a party or by which Buyer or any of its assets is bound.

          3.4 Reports and Financial Statements. Buyer has previously furnished or made available to Company complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by Buyer under
     Section 13 or subsections (a) or (c) of Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") with the SEC since June 30, 1999 (such reports are collectively referred to herein as the "Buyer Reports"). Buyer Reports constitute all of the documents required to be filed by Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from June 30, 1999 through the date of this Agreement. Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of Buyer included in Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of Buyer as of the respective dates thereof and for the periods referred to therein, and
     (iv) are consistent with the books and records of Buyer.

          3.5 Capitalization. The authorized capital stock of Buyer consists of 200,000,000 shares of Buyer Common Stock (par value $0.001), of which 25,292,105 shares are issued and outstanding and 7,831,725 shares have been reserved for issuance pursuant to the 1998 through 2000 stock option plans of Buyer, and 100,000,000 shares of Preferred Stock, $1,000 par value per share, 9,175 of which shares are issued or outstanding. Warrants to purchase 1,131,269 shares of Buyer Common Stock are outstanding. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Buyer have been offered, issued and sold by the Buyer in compliance with applicable federal and state securities laws.

     4. Pre-Closing Covenants. Each of the Parties shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement.


     5. Post-Closing Covenants.

          5.1 Employees. Company has or will have terminated the employment of each of those employees set forth on Schedule 5.1 on or before the Closing Date, and Buyer shall be permitted to offer employment to any such employee. Company consents to the hiring of such employees by Buyer and waives, with respect to the employment by Buyer of such employees, any claims or rights Company may have against Buyer or any such employee under any non-competition, confidentiality or employment agreement. Such employees shall be entitled to participate in the employee benefit plans and programs of Buyer, to the extent his/her position, salary and other qualifications makes him/her eligible to participate. Notwithstanding any offer of employment by Buyer to any such employee, Buyer shall not assume any liabilities with respect to any employee benefits plans or policies of Company, including, without limitation, any taxes, sick pay (whether or not vested), sick and personal leaves, employee policies or employee benefit claims.

          5.2 Proprietary Information. From and after the Closing, Company shall hold in confidence all knowledge, information and documents of a confidential nature or not generally known to the public with respect to Company or its business (including, without limitation, the financial information, technical information or data relating to Company's products and services and names of customers of Company) and shall not disclose or make use of the same (except for accounting and tax purposes) without the prior written consent of Buyer, except to the extent that such knowledge, information or documents shall have become public knowledge other than through a breach of this Agreement by Company.

          5.3 Sharing of Data. Company and its accountants and advisors shall have the right to have reasonable access to such books, records and accounts, including financial and tax information, and correspondence that are transferred to Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business conducted by Company prior to the Closing Date and for complying with its and their obligations under applicable securities, tax, environmental, employment or other laws and regulations. Buyer shall have the right to have reasonable access to those books, records and accounts, including financial and tax information, and correspondence that are retained by Company pursuant to the terms of this Agreement to the extent that any of the foregoing is needed by Buyer in order to transfer, convey and assign the Acquired Assets to Buyer, to confirm Buyer's rights to, title in and ownership of, the Acquired Assets, to place Buyer in actual possession and operating control of the Acquired Assets or to comply with Buyer's obligations under applicable securities, tax, environmental, employment or other laws and regulations. Each Party shall provide the other Party with such copies of such documents as the other Party may reasonably request.

In the event that Buyer shall require an audited balance sheet as of the Closing Date and the related statements of income, stockholders' equity, retained earnings and changes in the financial condition of Company for the fiscal year ended July 31, 1999 (the "Audited Financial Statements") for inclusion in Buyer's financial reporting statements, Company shall provide such Audited Financial Statements, at Company's expense as soon as is practicable following written notice thereof from Buyer; provided that such Audited Financial Statements shall be for a period not to exceed the two years ended July 31, 2000. In such case, Buyer shall permit the officers, attorneys, accountants and other representatives of Company, iCast Corporation, a Delaware corporation ("iCast"), and CMGI, Inc., a Delaware corporation ("CMGI"), (at reasonable times, on reasonable notice and in a manner so as not to interfere with the normal business operations of Buyer) (i) to have reasonable access to the premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to Buyer for purpose of providing such Audited Financial Statements, and (ii) to communicate with and visit Buyer's general counsel, independent auditors, insurance advisors and members of management.

          5.4 Reservation of Buyer Common Stock. Buyer shall reserve and maintain a sufficient number of shares of Buyer Common Stock for issuance upon exercise of the Warrant. 5.5 Allocation of Purchase Price. Company and Buyer shall work in good faith to arrive at a purchase price allocation to the extent such is necessary.

     6. Conditions to Obligations of Buyer. The obligations of Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of Buyer:

          6.1 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of Company to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Acquired Assets shall have been taken.

          6.2 Stockholder Approval. The stockholders of Company, to the extent necessary, shall have duly authorized the transactions contemplated by this Agreement.

          6.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by Company of the transactions contemplated by this Agreement and the operation of Company's business by Buyer shall have consented to, authorized, permitted or approved such transactions.

          6.4 Consents of Lenders, Lessors and Other Third Parties. Company shall have provided Buyer with evidence satisfactory to it that Company has received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for Company to consummate the transactions contemplated by this Agreement, including, without limitation, all consents required to assign all of the Assigned Contracts and equipment listed on Schedule 1.1(a)(iii).

          6.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever, naming Company, which shall seek to materially restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might materially affect the right of Buyer to own or use the Acquired Assets after the Closing or which may materially affect the value of the Acquired Assets.


     7. Conditions to Obligations of Company. The obligations of Company under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing at the sole discretion of Company:

          7.1  Corporate  Proceedings.   All  corporate  and  other  proceedings
     required to be taken on the part of Buyer to authorize or carry out this Agreement shall have been taken.

          7.2 Board of Directors and Stockholder Approval. The stockholders and directors of Buyer, to the extent necessary, shall have duly authorized the transactions contemplated by this Agreement.

          7.3 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by Buyer of the transactions contemplated by this Agreement and the operation of Company's business by Buyer shall have consented to, authorized, permitted or approved such transactions.

          7.4 Consents of Lenders, Lessors and Other Third Parties. Buyer shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for Buyer to consummate the transactions contemplated by this Agreement.

          7.5 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever, naming Buyer, which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might materially affect the right of Company to transfer the Acquired Assets.

     8. Indemnification.


          8.1 Indemnification by Company. Company shall indemnify Buyer in respect of, and hold Buyer harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including, without limitation, amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) (collectively, "Damages") incurred or suffered by Buyer or any officer, director or affiliate thereof resulting from, relating to or constituting:

               (a) any (i) misrepresentation or breach of warranty of Company contained in this Agreement or (ii) failure to perform any covenant or agreement of Company contained in this Agreement;

               (b) all liabilities or obligations of Company under the Lease (as that term is defined in the Assignment of Lease) arising prior to the Closing Date including, without limitation, all liabilities or obligations relating to damages caused by or modifications made to the premises or the building prior to the Closing Date;

               (c) any Retained Liabilities; or

               (d) all liabilities or obligations of Company to pay severance benefits to any employee of Company whose employment is terminated (or treated as terminated) in connection with the consummation of the transactions contemplated by this Agreement.

          8.2 Indemnification by Buyer. Buyer shall indemnify Company in respect of, and hold Company harmless against, any and all Damages incurred or suffered by Company resulting from, relating to or constituting:

               (a) any misrepresentation, breach of a representation or warranty or failure to perform any covenant or agreement of Buyer contained in this Agreement; or

               (b)  a  failure  by  Buyer  to  pay  or  discharge   any  Assumed
          Liabilities.

          8.3 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnified Party"), shall promptly provide written notification (the "Claim Notice") to the party from whom indemnification is sought (the "Indemnifying Party") of (i) a description and the amount or an estimate of the amount of the Damages incurred or reasonably expected to be incurred by the indemnified Party (the "Claim Amount") and the liability arising therefrom, and (ii) a statement that the Indemnified Party is entitled to indemnification under this Section 8 for such Damages and a reasonable explanation of the basis therefor. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the Claim Notice shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding. If the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnified Party shall deliver a copy of the Claim Notice to the Escrow Agent as well as to the Indemnifying Party. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which may be withheld by the Indemnifying Party in its sole discretion, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 8.4 of this Agreement.

          Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer, or by tendering Shares or Warrant Shares; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, and Company, as the Indemnifying Party, elects in its sole discretion, not to satisfy such obligation by check or by wire transfer, or by tendering Shares or Warrant Shares, then with delivery of the Response, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value (as defined in Section 8.5 below) equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer, or by tendering Shares or Warrant Shares; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, and Company, as the Indemnifying Party, elects in its sole discretion, not to satisfy such obligation by check or by wire transfer, or by tendering Shares or Warrant Shares, then with the delivery of the Response the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value equal to the Agreed Amount) and the remainder of the Claimed Amount shall be subject to dispute hereunder or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall, during the 20-day period following the delivery of a Response that reflects a dispute, use good faith efforts to resolve such dispute. If such dispute is not resolved within such 20-day period, the Indemnifying Party and the Indemnified Party shall each have the right to commence litigation for purposes of resolving such dispute.

          8.4 Defense by Indemnifying Party. In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

          8.5 Survival; Claims for Indemnification Sole and Exclusive Remedy. All representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. All such representations and warranties shall expire on the first anniversary of the Closing Date. All claims and actions for indemnity pursuant to this Section 8 for breach of any representation or warranty shall be asserted or maintained in writing by a party hereto on or prior to the expiration of such one-year period. Notwithstanding anything to the contrary in this Section 8, Buyer shall not be entitled to receive, and Company shall not be obligated to pay, the indemnity obligations otherwise payable by Company to Buyer pursuant to this Section 8 unless and until such time as the aggregate indemnity obligations exceed $150,000, at which time Buyer shall be entitled to receive, and Company shall be obligated to pay, the entire amount of such indemnity obligations, provided that, in no event shall Buyer be entitled to receive, or shall Company be obligated to pay in excess of $6,000,000, less the amount of any Company Payment made pursuant to Section 1 of this Agreement, in the aggregate of indemnity obligations otherwise payable by Company to Buyer pursuant to this Section
     8. In the event Company shall be obligated to pay any indemnity obligations under this Section 8, Company shall satisfy such obligations by tendering, in its sole discretion, cash, Shares or Warrant Shares (through delivery of Warrant Shares previously acquired upon exercise of the Warrant and not through cancellation of a portion of the Warrant relating to such Warrant Shares), or any combination thereof. For the purposes of this Section 8, the "Value" per share of any (i) Shares shall be equal to the Global Media Average Closing Price on the Date of Closing and (ii)Warrant Shares shall be equal to the per share exercise price of the Warrant. The remedies of Buyer under this Section 8 shall be the exclusive remedies of Buyer for any breach of this Agreement by Company, except that Buyer shall have the right to seek or obtain injunctive relief for any breach or threatened breach under this Agreement.

          If the legal proceeding or written claim with respect to which a Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Company in accordance with the terms of the Escrow Agreement.

9. Registration  Rights.

          9.1 Registration of Shares. Buyer shall use its best efforts to file with the SEC, within 90 days following the Closing, a registration statement on Form S-3 (or if Buyer is not eligible to use Form S-3, such other appropriate Form for which Buyer is eligible to register shares for resale) covering the resale to the public by Company of the Shares and Warrant Shares (the "Registration Statement"). Buyer shall use its best efforts to cause the Registration Statement to be declared effective by the SEC within 150 days following the Closing; provided that, in the event that the Registration Statement is not declared effective within such 150 day period (the "Registration Period"), then Company shall be entitled to receive such number of shares (the "Liquidity Shares") of Buyer Common Stock equal to the result obtained by dividing US$120,000 by the average of the last reported sales price per share of Buyer Common Stock on the Nasdaq National Market over the five (5) consecutive trading days ending on the trading day that is the final day of the Registration Period. The Liquidity Shares shall be deemed "Shares" for purposes of this Agreement and Buyer shall be obligated to include the Liquidity Shares in the Registration Statement. Buyer shall cause the Registration Statement to remain effective until the date two years after the Closing Date or such earlier time as all of the Shares and Warrant Shares covered by the Registration Statement have been sold pursuant thereto.

          9.2 Rule 144 Requirements. Buyer agrees to:

               (a)  make  and  keep  current  public   information  about  Buyer
          available, as those terms are understood and defined in Rule 144;

               (b) use its best efforts to file with the SEC in a timely  manner all reports and other documents required of Buyer under the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) furnish to any holder of Shares and/or Warrant Shares, as the case may be, upon request (i) a written statement by Buyer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of Buyer, and (iii) such other reports and documents of Buyer such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

          9.3 Registration Procedures.

               (a) In connection with the filing by Buyer of the Registration Statement, Buyer shall furnish to Company a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

               (b) Buyer shall use its best efforts to register or qualify the Shares and Warrant Shares covered by the Registration Statement under the securities laws of each state of the United States; provided, however, that Buyer shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

               (c) If Buyer has delivered preliminary or final prospectuses to Company and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, Buyer shall promptly notify Company and, if requested by Buyer, Company shall immediately cease making offers or sales of shares under the Registration Statement and return all prospectuses to Buyer. Buyer shall promptly provide Company with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, Company shall be free to resume making offers and sales under the Registration Statement.

               (d) Buyer shall pay the expenses incurred by it in complying with its obligations under this Section 9, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for Buyer, and fees and expenses of accountants for Buyer, but excluding
          (i) any brokerage fees, selling commissions or underwriting discounts incurred by Company in connection with sales under the Registration Statement and (ii) the fees and expenses of any counsel retained by Company.

          9.4 Requirements of Company. Buyer shall not be required to include any Shares and/or Warrant Shares, as the case may be, in the Registration Statement unless:

               (a) Company furnishes to Buyer in writing such information regarding such Company and the proposed sale of Shares and Warrant
          Shares by Company as Buyer may reasonably request in writing in connection with the Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities; and

                    (b) Company shall have provided to Buyer its written agreement:

                         (i) to indemnify  Buyer and each of its  directors  and
                    officers against, and hold Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which Buyer or such directors and officers may become subject by reason of any statement or omission in the Registration Statement made in reliance upon, or in conformity with, a written statement by Company furnished pursuant to this Section 9.4; and

                         (ii) to  report to Buyer  sales  made  pursuant  to the
                    Registration Statement.

          9.5 Indemnification. Buyer agrees to indemnify and hold harmless Company against any losses, claims, damages, expenses or liabilities to which Company may become subject by reason of any untrue statement of a material fact contained in the Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished in writing to Buyer by or on behalf of Company for use in the Registration Statement. Buyer shall have the right to assume the defense and settlement of any claim or suit for which Buyer may be responsible for indemnification under this Section 9.5.

          9.6 "Stand-Off" Agreement. Company, if requested by Buyer and the managing underwriter of an underwritten public offering by Buyer of Buyer Common Stock, shall not sell or otherwise transfer or dispose of any Shares (not including the Warrant Shares) held by Company for a period of 90 days following the effective date of a registration statement filed by Buyer with the SEC for a public offering and sale of securities of Buyer (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation); provided, that all stockholders of Buyer then holding at least 5% of the outstanding Buyer Common Stock (on an as-converted basis) and all officers and directors of Buyer enter into similar agreements; and, provided further, that the foregoing restrictions shall not apply to transfers to iCast, CMGI and any of their affiliates, provided, that each such transferee agrees in a written instrument delivered to Buyer to be bound by the provisions of this
     Section 9.6.

          9.7 Lock-up Agreement. Company shall not sell the Shares during the period beginning from the Closing Date and continuing for one year. Notwithstanding the foregoing restriction on transfer, such restrictions
     (i) shall not apply to the Warrant Shares, (ii) shall lapse with respect to 12.5% of such Shares on the Closing Date and with respect to and additional 18.75%, 31.25% and 37.5% of such Shares, respectively, six, nine and twelve months from the Closing Date, and (iii) shall not apply to transfers to of the Shares, provided, that any such transferee agrees in a written instrument delivered to Buyer to be bound by the provisions of this Section
     9.7 and qualifies as an "accredited investor" pursuant to Regulation D of the Securities Act.

          9.8 Assignment of Rights. Company may assign any of its rights under this Section 9 in connection with any transfer of the Shares or the Warrant Shares, provided, that each such transferee agrees in a written instrument delivered to Buyer to be bound by the provisions of this Section 9.

10. Termination.

          10.1 Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the Parties hereto. In the event of such termination by agreement, Buyer shall have no further obligation or liability to Company under this Agreement, and Company shall have no further obligation or liability to Buyer under this Agreement.

          10.2 Termination Due to Lack of Consent. Company or Buyer may terminate this Agreement if the requisite vote of the stockholders or directors of such party, where necessary, to authorize this Agreement shall not have been obtained; provided, that the right to terminate this Agreement pursuant to this Section 10.2 shall not be available to any party where the failure to obtain such stockholder or director approval shall have been caused by the action or failure to act of such party in breach of this Agreement.

11. Miscellaneous.

          11.1 Press Releases and Announcements. No Party shall issue any press release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith, upon advice by counsel, is required by law, regulation or stock market rules after notice to the other party.

          11.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

          11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations between the Parties, written or oral, that may have related in any way to the subject matter hereof, including, without limitation, the letter agreement dated April 26, 2000 between Buyer and Company which shall be considered terminated.

          11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. 11.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as stt forth below:

         If to Company:                       with a copy to:
         Magnitude Network, Inc.              Hale and Dorr LLP
         c/o CMGI, Inc.                       60 State Street
         100 Brickstone Sq.                   Boston, MA 02109
         Andover, MA 01810                    Tel: (617) 526-6000
         Attention:  General Counsel          Fax: (617) 526-5000
         and Chief Financial Officer          Attn: Mark G. Borden, Esq.
         Tel: (978) 684-3600
         Fax: (978) 684-3601




 and to:                                  with a copy to:
 iCast Corporation                        Clark, Wilson, Barristers & Solicitors
 78 Dragon Court                          800-885 West Georgia Street
 Woburn, MA 01801                         Vancouver, B.C., Canada
 Attention:  Chief Financial Officer      V6C 3H1
 Tel: (781) 994-4100                      Tel: (604) 687-5700
 Fax: (781) 994-0700                      Fax: (604) 687-6314
      If to Buyer:                        Attn: David Cowan, Esq.
      GlobalMedia.com
      400 Robinson Street
      Vancouver, B.C.  V6B 2B4
      Tel: (604) 688-9994
      Fax: (604) 688-9996
      Attn: Chief Financial Officer



     Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule.

          11.9 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of Buyer and Company. No waiver by any Party of any default, misrepresentation, or breach of warranty, covenant or agreement hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          11.10  Severability.  Any term or provision of this  Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          11.11  Expenses.  Each  Party  shall  bear its own costs and  expenses
     (including legal and other professional fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          11.12 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          11.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          11.14 Facsimile Signature. This Agreement may be executed by facsimile signature.




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



     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                        MAGNITUDE NETWORK, INC.


                                        /s/ Todd I. Schmidt
                                        ------------------------------
                                        Name: Todd I. Schmidt
                                        Title:  President


                                        GLOBALMEDIA.COM


                                        /S/ Winston Barta
                                        ------------------------------
                                        Name:  Winston Barta
                                        Title: Executive V.P.